UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 7, 2018 (February 4, 2019)

WAVE SYNC CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Middlebury Blvd, Unit 3, Randolph, NJ 07869
(Address of principal executive offices)

Registrant’s telephone number, including area code:  646-952-8674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 6, 2019, Ms. Mei Yang submitted her resignation as the Chief Executive Officer to the board of directors (the “Board”) of Wave Sync Corp. (the “Company”), effective January 29, 2019. Ms. Yang shall remain as the Chairperson of the Board to oversee the development of the Company. Ms. Yang resigned as the Chief Executive Officer for personal reasons and not as a result of any disputes or disagreements between Ms. Yang and the Company on any matter relating to the Company’s operations, policies or practices.

On February 4, 2019, the Board of the Company reappointed Mr. Zuyue Xiang as the Chief Executive Officer of the Company, effective January 29, 2019. Mr. Zuyue Xiang, 48, worked as the CEO of the Company during the period from November 2015 to June 2018. Then Mr. Xiang served as the CEO of Guangdong Qi Long Internet Technology Co., Ltd. briefly from July 2018 to January 2019. Prior to these two companies, Mr. Zuyue Xiang worked as a customer relationship supervisor at Zhuhai Zan Tong Technology Co., Ltd. from July 2014 to October 2015 and as a solution director at Ke Lai Te Zhong Rong Tian Li Technology Co., Ltd. from April 2012 to June 2014. Mr. Zuyue Xiang received a bachelor degree in Business Management from South China University of Technology.

There are no arrangements or understandings between the Company and Mr. Zuyue Xiang and any other person or persons pursuant to which Mr. Zuyue Xiang was appointed as the Chief Executive Officer and there is no family relationship between Mr. Zuyue Xiang and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Mr. Zuyue Xiang that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Zuyue Xiang in connection with his appointment as the Chief Executive Officer.

On February 4, 2019, the Board appointed Mr. Zhenpeng Gao as the Chief Financial Officer of the Company, effective January 29, 2019. Mr. Zhenpeng Gao, 44, was the chief accounting officer of both Guangzhou Rongsheng Information Technology Co., Ltd. and Shenzhen Qianhai Zhuozhi Changtian Technology Co., Ltd., two affiliates under common control of the Company, since January 2015. Prior to that, Mr. Gao served as the chief accounting officer of Beijing Yuxin Shangfang Technology Co., Ltd. from August 2009 to December 2018. Mr. Zhenpeng Gao received a bachelor degree in Accounting from Southwestern University of Finance and Economics in 2002.

There are no arrangements or understandings between the Company and Mr. Zhenpeng Gao and any other person or persons pursuant to which Mr. Zhenpeng Gao was appointed as the Chief Financial Officer and there is no family relationship between Mr. Zhenpeng Gao and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Mr. Zhenpeng Gao that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Mr. Zhenpeng Gao in connection with his appointment as the Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYNC CORP.

February 7, 2019	By:	/s/ Mei Yang
	Name:	Mei Yang
	Title:	Chairperson

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